Exhibit 99.1

BRIGHTVIEW TO PARTICIPATE IN UPCOMING BAIRD, WILLIAM BLAIR AND STIFEL INVESTOR CONFERENCES

BLUE BELL, Pa., May 16, 2019 -- BrightView Holdings, Inc. (NYSE: BV) (“the Company” or “BrightView”), the leading commercial landscaping services company in the United States, today announced that it will participate in a number of upcoming investor conferences:

Baird’s Global Consumer, Technology & Services Conference
The event will consist of 30-minute “fireside chat” presentations, breakout sessions for Q&A and one-on-one meetings with institutional and private equity investors. The conference will take place in New York City from June 4 through June 6, 2019 and BrightView will participate on June 4. BrightView’s management team will present at 10:50am EDT and investors can view the slides and listen to the presentation via webcast at http://wsw.com/webcast/baird55/bv/.

William Blair 39th Annual Growth Stock Conference
The event will consist of 30-minute company presentations, breakout sessions for Q&A and one-on-one meetings with institutional investors. The conference will take place in Chicago on June 5 and June 6, 2019, and BrightView will participate on June 6. BrightView’s management team will present at 2:00pm CDT (3:00pm EDT) and investors can view the slides and listen to the presentation via webcast at http://wsw.com/webcast/blair55/bv/.

Stifel 2019 Cross Sector Insight Conference
The event will consist of 30-minute company presentations and/or one-on-one meetings in Boston from June 10 through June 12, 2019. BrightView will participate on June 11.

About BrightView

BrightView is the largest provider of commercial landscaping services in the United States. Through its team of approximately 20,000 employees, BrightView provides services ranging from landscape maintenance and enhancements to tree care and landscape development for thousands of customers’ properties, including corporate and commercial properties, HOAs, public parks, hotels and resorts, hospitals and other healthcare facilities, educational institutions, restaurants and retail, and golf courses, among others. BrightView is the Official Field Consultant to Major League Baseball.

INVESTOR RELATIONS CONTACT:	MEDIA CONTACT:
Daniel Schleiniger, VP of Investor Relations	Fred Jacobs, VP of Communications & Public Affairs
484.567.7148	484.567.7244
Daniel.Schleiniger@BrightView.com	Fred.Jacobs@BrightView.com